FOR IMMEDIATE RELEASE

Contact:	Joseph J. Crivelli
Paul Geraghty, President and CEO, HNBC	Gregory FCA Communications
610-642-8253 x 123
Phone: 215-513-2391610-228-2100 (direct)	Cell 856-607-3869

HARLEYSVILLE NATIONAL CORPORATION AND WILLOW FINANCIAL
BANCORP SHAREHOLDERS APPROVE MERGER

Harleysville, PA and Wayne, PA—September 10, 2008—Shareholders of Harleysville National Corporation (“HNC”) (NASDAQ: HNBC) and Willow Financial Bancorp, Inc. (NASDAQ: WFBC) today approved the merger of Willow Financial Bancorp with and into HNC. Willow Financial Bancorp’s wholly owned subsidiary, Willow Financial Bank, a $1.6 billion savings bank with 29 banking offices in Southeastern Pennsylvania, will merge with and into Harleysville National Bank and Trust Company (HNB), HNC's banking subsidiary.

The approval of shareholders represents a significant step in the merger process that also requires regulatory approvals to close the transaction.  Closing is expected to take place during the fourth calendar quarter.

The combination will create the third-largest bank holding company headquartered in the Philadelphia region, with $5.5 billion in assets and 84 branches in attractive high growth markets.  The transaction is expected to be accretive to HNC earnings in 2009.

Paul Geraghty, President and Chief Executive Officer of Harleysville National Corporation, said, “The acquisition of Willow Financial is consistent with the growth strategy we have outlined to shareholders and meets our criteria of disciplined in-market expansion.  With Willow Financial, we expect to enhance the customer experience for customers of both banks, as well as add significant shareholder value.  We are excited about entering this next phase of our growth and appreciate the support of our shareholders.”

-more-

About Harleysville National Corporation

Harleysville National Corporation, with assets of $3.9 billion, is the holding company for Harleysville National Bank (HNB) and its division, East Penn Bank. Investment Management and Trust Services are provided through Millennium Wealth Management and Cornerstone, divisions of HNB, with assets under management of $2.8 billion. Harleysville National Corporation stock is traded under the symbol "HNBC" an is commonly quoted on the NASDAQ Global Select Market®. For more information, visit the Harleysville National Corporation website at http://www.hncbank.com.

About Willow Financial Bancorp, Inc.

See What WillPower is Worth

Willow Financial Bancorp, Inc. is the holding company for Willow Financial Bank, a growing community bank in southeastern Pennsylvania with $1.6 billion in assets. With 29 convenient offices, Willow Financial Bank has a substantial community presence in Bucks, Chester, Montgomery, and Philadelphia Counties - some of the fastest-growing communities in southeastern Pennsylvania. The bank provides a complete line of products and services, including: retail banking, business and commercial banking, cash management, wealth management and investments. Our relentless focus on customer service caters to the distinctive needs of consumers and small business owners, through sophisticated commercial clients and high net-worth individuals. Willow Financial Bank has been recognized as Philadelphia magazine’s Best of Philly ® - Best Neighborhood Bank 2007. Headquartered in Wayne, Pa., Willow Financial Bank has the team, the resources and the sophisticated products to compete with any bank in the region. To see what WillPower is worth, visit www.wfbonline.com or call 1-800-639-WILLOW.

Cautionary Statement Regarding Forward–Looking Information:

This release contains forward-looking information about Harleysville National Corporation, Willow Financial Bancorp, Inc. and the combined operations of Harleysville National Corporation and Willow Financial Bancorp, Inc. after the completion of the transactions described in the release that are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forwardlooking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding  plans, objectives, expectations or consequences of the transactions, and statements about the future performance, operations, products and services of the companies and their subsidiaries. Harleysville National Corporation and Willow Financial Bancorp caution readers not to place undue reliance on these statements.

Harleysville National Corporation’s and Willow Financial Bancorp’s businesses and operations, as well as their combined business and operations following the completion of the transactions described in this release, are and will be subject to a variety of risks, uncertainties and other factors. Consequently, their actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following:  ineffectiveness of their business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; interest rate movements; inability to achieve merger-related synergies; difficulties in integrating distinct business operations, including information technology difficulties; disruption from the transaction making it more difficult to maintain relationships with customers and employees, and challenges in establishing and maintaining operations in new markets; volatilities in the securities markets; and deteriorating economic conditions. The foregoing review of important factors should be read in conjunction with the other cautionary statements that are included in each of Harleysville National Corporation’s and Willow Financial Bancorp’s Annual Report on Form 10-K for the fiscal years ended December 31, 2007 and June 30, 2007, respectively.  See “Additional Information About This Transaction” below. Neither Harleysville National Corporation nor Willow Financial Bancorp makes any commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

Additional Information About This Transaction:

Harleysville National Corporation has filed a registration statement on Form S-4 in connection with the transaction, and Harleysville National Corporation and Willow Financial Bancorp mailed a joint proxy statement/prospectus to their respective shareholders in connection with the transaction. Shareholders and investors are urged to read the joint proxy statement/prospectus, because it contains important information about Harleysville National Corporation, Willow Financial Bancorp and the transaction. You may obtain a free copy of the proxy statement/prospectus as well as other filings containing information about Harleysville National Corporation, at the SEC’s web site at www.sec.gov. A free copy of the proxy statement/prospectus, and the filings with the SEC that are incorporated by reference in the proxy statement/prospectus, may also be obtained from Harleysville National Corporation or Willow Financial Bancorp, by directing the request to either of the following persons:

George Rapp	Noel Devine
Executive Vice President and CFO	Senior Vice President
Harleysville National Corporation	Willow Financial Bancorp, Inc.
483 Main Street	170 South Warner Road
Harleysville, Pennsylvania 19438	Wayne, Pennsylvania 19087
610-513-2307	610-995-1855